Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 19, 2022, with respect to the consolidated and combined financial statements of Madison Square Garden Entertainment Corp., incorporated herein by reference.

/s/ KPMG LLP

New York, New York

December 6, 2022